                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to 14a-11(c) or Rule 14a-12

                                  Plexus Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     (5) Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

         -----------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

         -----------------------------------------------------------------------

     (3) Filing party:

         -----------------------------------------------------------------------

     (4) Date filed:

         -----------------------------------------------------------------------

                                  PLEXUS CORP.
                             55 JEWELERS PARK DRIVE
                                  P.O. BOX 156
                          NEENAH, WISCONSIN 54957-0156


                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                ON MARCH 1, 2000


To the Shareholders of Plexus Corp.:

         Plexus Corp. will hold the annual meeting of its shareholders at the Park Plaza Valley Inn, located at 123 East Wisconsin Avenue, Neenah, Wisconsin, on Wednesday, March 1, 2000 at 10:00 a.m., for the following purposes:

         (1) To elect eight directors to serve until the next annual meeting and until their successors have been duly elected.

         (2) To consider and approve the Plexus Corp. 2000 Employee Stock Purchase Plan.

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Plexus' shareholders of record on its books at the close of business on January 3, 2000 will be entitled to vote at the meeting or any adjournment of the meeting.

         We call your attention to the Proxy Statement accompanying this notice for a more complete statement about the matters to be acted upon at the meeting.


                                           By Order of the Board of Directors




                                           Joseph D. Kaufman
                                           Secretary


Neenah, Wisconsin
January 17, 2000

PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER FIND THAT YOU WILL BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

PROXY STATEMENT


                                  PLEXUS CORP.
                             55 JEWELERS PARK DRIVE
                                  P.O. BOX 156
                          NEENAH, WISCONSIN 54957-0156

                                  * * * * * * *

                             SOLICITATION AND VOTING

         The Board of Directors of Plexus Corp. is soliciting proxies for the annual meeting of shareholders on Wednesday, March 1, 2000 and is furnishing this Proxy Statement in connection with that solicitation. Shares which are represented by properly executed proxies received by Plexus will be voted at the meeting and any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the secretary or acting secretary of the meeting or by oral notice to the presiding officer during the meeting.

         Shareholders of record at the close of business on January 3, 2000 will be entitled to one vote on each matter presented for each share so held. At that date there were 17,638,064 shares of Plexus common stock outstanding. Any shareholder entitled to vote may vote either in person or by duly authorized proxy. Representation of a majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and shares which are the subject of broker non-votes will be counted for the purpose of determining whether a quorum exists at the meeting. Shares represented at a meeting for any purpose are counted in the quorum for all matters to be considered at the meeting. The voted proxies will be tabulated by the persons appointed as inspectors of election.

         Directors are elected by a plurality of the votes cast by the holders of Plexus common stock entitled to vote at the election at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the highest number of votes are elected as directors, up to the number of directors to be chosen at the meeting. Any votes attempted to be cast "Against" a candidate are not given legal effect and are not counted as votes cast in the election of directors. Therefore, any shares which are not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for any individual results in another individual receiving a relatively larger number of votes.

         Assuming a quorum is present, the proposed Plexus 2000 Employee Stock Purchase Plan will be approved if the holders of a majority of shares of Plexus' common stock represented and entitled to vote on the matter vote "For" the 2000 Purchase Plan. Any shares which are the subject of broker non-votes are not deemed to be entitled to vote on the 2000 Purchase Plan; therefore, those shares will have no effect on the 2000 Purchase Plan except as they affect the number of shares voting.

         Shareholders who own shares as part of Plexus' Employee Stock Savings Plan will receive a separate proxy for the purpose of voting their shares held in their account. Shares held by the Savings Plan for which designations are not received will be voted by the Savings Plan's trustee at its discretion, as provided in the Savings Plan.

         Plexus will pay the expenses in connection with the solicitation of proxies. Upon request, Plexus will reimburse brokers, dealers, banks and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be principally by mail. Proxies may also be solicited in person, or by telephone, telegraph or fax, by officers and regular employees of Plexus who will not be separately compensated for those services.

         This proxy material is being mailed to Plexus shareholders commencing on or about January 17, 2000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Plexus common stock by each director, each nominee as director, each executive officer appearing in the Summary Compensation Table, the only person known to Plexus to be the beneficial owner of 5% or more of its common stock, and all directors and executive officers as a group as of January 3, 2000.


                                                  SHARES            PERCENTAGE
                                               BENEFICIALLY         OF SHARES
  NAME                                           OWNED (1)         OUTSTANDING
  ----                                         ------------        -----------
David J. Drury                                      2,500                 *
Dean A. Foate                                      59,871                 *
Harold R. Miller                                  201,428               1.1%
John L. Nussbaum (2)                              188,717               1.1%
Gerald A. Pitner                                  227,542               1.3%
Thomas J. Prosser                                  57,800                 *
Agustin A. Ramirez                                  2,500                 *
Peter Strandwitz                                  512,047               2.9%
Jan K. Ver Hagen                                    2,000                 *

J. Robert Kronser                                  17,586                 *
Thomas B. Sabol (2)                                45,723                 *
All executive officers and directors
  as a group (13 persons)                       1,396,505               7.7%

-------------------------

         * Less than 1%
(1) The specified persons have sole voting and sole dispositive powers as to all such shares, except as otherwise indicated. The above amounts include shares subject to options granted under Plexus' 1998 Stock Option Plan and the 1995 Directors' Stock Option Plan which are exercisable within 60 days. These options include those held by Mr. Drury (1,500), Mr. Foate (48,500), Mr. Nussbaum (49,999), Mr. Pitner (22,000), Mr. Strandwitz (285,666), Messrs. Miller and Prosser (12,000 each), Mr. Kronser (17,501), Mr. Sabol (38,166), and all officers and directors as a group (553,598).
(2) Mr. Nussbaum and Mr. Sabol share voting and dispositive power with their spouses with respect to 143,254 and 3,450 shares, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Plexus' officers and directors, and persons who beneficially own more than 10% of Plexus' common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These "insiders" are required by SEC regulation to furnish Plexus with copies of all Section 16(a) forms they file.

         All publicly held companies are required to disclose the names of any insiders who fail to make any such filing on a timely basis within the preceding two years, and the number of delinquent filings and transactions, based solely on a review of the copies of the Section 16(a) forms furnished to Plexus, or written representations that no such forms were required. On the basis of filings and representations received by Plexus, Plexus believes that, during fiscal 1999 and 1998, Plexus' insiders have complied with all Section 16(a) filing requirements applicable to them.

                              ELECTION OF DIRECTORS

         In accordance with Plexus' Bylaws, the Board of Directors has determined that there shall be eight directors elected at the annual meeting of shareholders to serve until their successors are duly elected and qualified. Gerald A. Pitner, one of the founding directors and officers of Plexus, is retiring from the Board after 20 years of service to Plexus and its shareholders. The Board wishes to thank Mr. Pitner for his many years of service.

         The persons who are nominated as directors and for whom proxies will be voted are named below, unless a shareholder specified otherwise. If any of the nominees should decline or be unable to act as a director, which eventuality is not foreseen, the proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.


                                   PRINCIPAL OCCUPATION                                                DIRECTOR
        NAME AND AGE               AND BUSINESS EXPERIENCE (1)                                          SINCE
        ------------               ---------------------------                                         --------
David J. Drury, 51 (2)(3)(4)       President of Poblocki & Sons LLC (exterior and interior sign          1998
                                   systems) since 1999; previously Independent Consultant from
                                   1997 to 1999, and President of Stolper-Fabralloy Co. LLC
                                   (engine component manufacturer) prior thereto

Dean A. Foate, 41                  Executive Vice President of Plexus since 1999 and President of          -
                                   Plexus Technology Group, Inc. since 1995; previously,
                                   employed by Plexus in various engineering capacities

Harold R. Miller, 71 (3)(4)        Retired; previously Chairman of the Board and Chief Executive         1980
                                   Officer of Marathon Engineers/Architects/Planners, Inc.
                                   (architectural and engineering services)

John L. Nussbaum, 57               President, Chief Operating Officer and Director of Plexus             1980

Thomas J. Prosser, 63 (3)(4)(5)    Chairman and CEO of Menasha Corporation (manufacturer of paper        1987
                                   and plastic products) since 1999; previously, Senior Vice
                                   President-Investment Banking of Robert W. Baird & Co., Incorporated
                                   (brokerage and financial services)

Agustin A. Ramirez, 53             President, Chairman and CEO of HUSCO International, Inc.                -
                                   (manufacturer of hydraulic and electrohydraulic controls)

Peter Strandwitz, 62               Chairman of the Board, Chief Executive Officer and Director of        1979
                                   Plexus

Jan K. Ver Hagen, 62 (4)(6)        Senior Vice President of Corporate Projects of Emerson Electric       1999
                                   Co. since January 1999; also, director, and non-executive
                                   Chairman, of Wolverine Tube, Inc. (manufacturing);
                                   previously, Vice Chairman of United Dominion Industries
                                   (manufacturing) in 1998, and other  executive officer positions in prior years

------------------
(1) Unless otherwise noted, all directors have been employed in their principal occupation listed above for the past five years or more.

(2) Also director of Jason Incorporated (diversified manufacturing) and St. Francis Capital Corp. (savings bank holding company).

(3) Member of the Compensation Committee, which held one meeting during fiscal 1999. The Compensation Committee considers and makes recommendations to the Board of Directors with respect to officers' salaries and bonuses, reviews, approves and administers compensation plans, and awards stock options.

(4) Member of the Audit Committee, which met two times in fiscal 1999. The Audit Committee selects outside auditors, monitors their activities and reviews their final reports.

(5) Mr. Prosser coordinates the identification and recommendation of candidates for Board membership. If shareholders wish to propose candidates for consideration, they should forward relevant information in writing to Plexus in care of Joseph D. Kaufman, corporate Secretary.

(6)      Also a director of United Dominion Industries.

         The Board of Directors held five meetings during fiscal 1999. Each Director attended at least 75% of the total of the number of meetings of the Board and the number of meetings of all committees of the Board on which such director served during the year, during the period in which the person was a director.

Directors' Compensation

         Each Plexus director who is not a Plexus officer or employee receives an annual directors' fee of $10,000 and an additional $1,000 fee for each board meeting and $500 for each committee meeting which the director attends.

         In addition, each director who is not a Plexus officer or employee is entitled in each fiscal year to receive an option for 1,500 shares of common stock, at its market value on the date of grant, under the Directors' Option Plan. The Directors' Option Plan was approved by Plexus shareholders in 1995. Options thereunder are fully vested upon grant, may be exercised after a minimum six month holding period, and must be exercised prior to the earlier of ten years after grant or one year after the person ceases to be a director. In accordance with the Directors' Option Plan, each of the then-serving non-employees directors received a fiscal 1999 option for 1,500 shares exercisable at $29.625 per share on December 1, 1998 and a fiscal 2000 option for 1,500 shares exercisable at $38.9532 per share on December 1, 1999.

         See "Executive Compensation - Special Retirement Arrangements" for certain supplemental retirement arrangements for Messrs. Strandwitz, Nussbaum and Pitner.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the total compensation of Plexus' Chief Executive Officer and its four other highest compensated executive officers, for fiscal 1999 and the preceding two fiscal years.


                                                                                      Long Term
                                                                                    Compensation
                                             Annual Compensation (1)                   Awards
                             ------------------------------------------------      -------------
                                                                     Other           Securities
                                                                     Annual          Underlying          All Other
         Name and            Fiscal                                 Compen-           Options/            Compen-
     Principal Position       Year     Salary ($)    Bonus ($)      sation($)         SARs #(2)         sation ($)(3)
     ------------------      ------    ----------    ---------      ---------        ----------         -------------
Peter Strandwitz,            1999      $270,427      $ 57,608         -0-             20,000               $195,330
Chairman and CEO             1998      $240,348      $ 17,600         -0-             25,000               $194,023
                             1997      $218,869      $165,000         -0-             44,000               $195,183

John L. Nussbaum,            1999      $249,074      $ 52,805         -0-             20,000               $ 94,287
President and COO            1998      $214,400      $ 16,000         -0-             20,000               $ 94,046
                             1997      $186,093      $150,000         -0-             40,000               $ 93,890

Dean A. Foate                1999      $143,908      $ 21,780         -0-             10,000               $  2,976
Executive Vice President     1998      $115,421      $ 11,600         -0-             10,000               $  2,550
                             1997      $101,673      $ 82,500         -0-             15,000               $  2,539

Thomas B. Sabol              1999      $152,077      $ 31,684         -0-             10,000               $  2,692
Vice President-Finance       1998      $131,235      $ 14,600         -0-             10,000               $  3,129
  and CFO                    1997      $113,625      $ 90,000         -0-             20,000               $  1,577

J. Robert Kronser            1999      $139,284      $ 21,783         -0-              9,000               $  3,359
Vice President-Sales and     1998      $115,373      $ 11,600         -0-              7,500               $  2,755
  Marketing                  1997      $101,678      $ 82,500         -0-             10,000               $  2,535

---------------------
(1) While the named individuals received perquisites or other personal benefits in the years shown, in accordance with SEC regulations, the value of these benefits are not shown since they did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual's salary and bonus in any year.
(2) Represents the number of shares for which options were granted under Plexus' Option Plan. No SARs have been granted.
(3) Includes: Plexus' contributions to the accounts of Messrs. Strandwitz, Nussbaum, Foate, Sabol and Kronser in the Savings Plan of $1,730, $3,366, $2,976, $2,692 and $3,359, respectively, in fiscal 1999; and
         Plexus' fiscal 1999 contributions to accounts of Messrs. Strandwitz and Nussbaum under the supplemental retirement arrangements of $193,600 and $90,921, respectively.

STOCK OPTIONS

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to the grant of stock options in fiscal 1999 to the five executive officers named in the Summary Compensation Table.


                                              Individual Grants(1)
                        ---------------------------------------------------------------
                                                                                                   Potential
                                              % of                                             Realized Value at
                          Number of           Total                                             Assumed Annual
                          Securities        Options/                                         Rates of Stock Price
                          Underlying      SARs Granted                                           Appreciation
                           Options/       to Employees     Exercise or                         for Option Term (2)
                         SARs Granted      in Fiscal       Base Price       Expiration       ---------------------
Name                         (#)              Year            ($/sh)           Date              5%         10%
----                     ------------     ------------     -----------      ----------        --------   --------
Peter Strandwitz            20,000            4.5%            $30.25         4/21/09          $380,481   $964,214
John Nussbaum               20,000            4.5%            $30.25         4/21/09          $380,481   $964,214
Dean Foate                  10,000            2.3%            $30.25         4/21/09          $190,241   $482,107
Thomas Sabol                10,000            2.3%            $30.25         4/21/09          $190,241   $482,107
Robert Kronser               9,000            2.0%            $30.25         4/21/09          $171,217   $433,896

(1) No SARs have been granted; all grants reflect stock options under the Option Plan.
(2) Assumes the stated appreciation from the date of grant.


                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

         The following table sets forth information with respect to the five executive officers named in the Summary Compensation Table concerning the number and value of options outstanding at September 30, 1999.


                                                                 Number of                         Value of
                                                           Securities Underlying              Unexercised In-the-
                                                           Unexercised Options/               Money Options/SARs
                       Shares                              SARs at FY-End (#)(2)               at FY-End ($)(3)
                    Acquired on           Value            ---------------------              -------------------
Name                Exercise (#)      Realized($)(1)     Exercisable/Unexercisable         Exercisable/Unexercisable
----                ------------      --------------     -------------------------         -------------------------
Peter Strandwitz        -                   -              285,666 / 51,334                 $6,741,993 / $433,376

John Nussbaum        30,000            $1,169,904           49,999 / 26,668                 $1,023,381 / $433,376

Dean Foate              -                   -               48,500 / 20,000                 $1,084,906 / $142,498

Thomas Sabol            -                   -               38,166 / 23,334                 $  785,693 / $188,756

Robert Kronser          -                   -               17,501 / 19,000                 $  353,304 / $142,123


(1) Represents the difference between the exercise price and the reported closing price on the date of exercise.
(2) Represents options granted under the Option Plan. No SARs have been granted.
(3) Represents the difference between the exercise price and the $30.625 reported closing price of Plexus common stock on the NASDAQ Stock Market on September 30, 1999.

Change in Control Arrangements

         The Company has entered into Change in Control Agreements with Messrs. Strandwitz, Nussbaum, Foate, Sabol and Kronser, and three other executive officers. Under the terms of these agreements, if there is a change in control of Plexus, as defined in the agreement, the executive officers' authority, duties and responsibilities shall remain at least commensurate in all material respects with those prior to the change in control. Their compensation and benefits may not be reduced, or location of employment changed, as a result of the change in control.

         In the event that any covered officer is terminated other than for cause, death or disability, or the employee terminates his employment with good reason, Plexus is obligated to pay the executive officer, in a cash lump sum, an amount equal to approximately three times the executive's base salary plus expected bonus payments, and to continue certain benefits. The agreements further provide for payment of additional amounts which may be necessary to "gross up" the amounts due such employee in the event of the imposition of an excise tax upon the payments. The agreements do not preclude termination of the officer, or require payment of any benefit, if there has not been a change in control of Plexus, nor does it limit the ability of Plexus to terminate these persons for cause.

Special Retirement Arrangements

         In 1996, the Compensation Committee established special retirement arrangements for Messrs. Strandwitz, Nussbaum and Pitner, who were all executive officers at that time. The Committee believed that those arrangements would both reward past service and maintain an additional incentive for those officers' continued performance for Plexus. As a result, Plexus and those persons have entered into a supplemental retirement agreement designed to provide specified retirement and death benefits additional to those provided under the 401(k) Savings Plan. While the arrangement is designed to provide a 15-year annual payout on retirement at or after age 65 of 60% of final pay, Plexus' commitment under each agreement is to annually contribute a fixed dollar amount ($193,600 for Mr. Strandwitz, $90,921 for Mr. Nussbaurm and $58,918 for Mr. Pitner) for each year until age 65 if he remains in Plexus' employ. All three persons remain Plexus employees.

         The contributions are invested in a life insurance policy acquired by Plexus on the participant's life. On retirement at or after age 65, the agreement provides for a 15-year annual installment payment stream, with each payment to be measured by the cash values then held in the policy. Plexus' contributions would also continue to be made should their employment terminate after a change in control, attainment of age 55 and completion of 10 years of service or disability, should the participants terminate for "good reason" as defined in the agreement, or should Plexus terminate the executive, but not for "cause" as defined in the agreement. Provided the participants are able to and does perform such duties as may be provided under a separate consulting agreement, the 15-year installment payments would commence at age 65. If the executive voluntarily terminates other than for "good reason" and before payments under the agreement have started, a 15-year installment payment arrangement starts at that time, based on the then existing policy cash values. Lump sum payments based on policy cash values become due if at any time after a change in control Plexus' consolidated tangible net worth drops below $35 million, or if the ratio of Plexus' consolidated total debt to consolidated tangible net worth becomes greater than 2.5 to 1.

         To the extent that any of the payments constitute excess parachute payments subjecting the participant to an excise tax, the agreement provides for an additional payment (the "Gross-Up Payment") to be made by Plexus to the participant so that after the payment of all taxes imposed on the Gross-Up Payment, the participant retains an amount of the Gross-Up Payment equal to the excise tax imposed. If a participant dies while employed or prior to receiving all of the 15-year installment payments, certain death benefit payments become due. If the participant is terminated by Plexus for "cause" at any time before payments start and prior to a change in control, all benefits are forfeited.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Plexus Board of Directors sets general compensation policies for Plexus. The Committee makes the primary decisions with respect to compensation of the Chairman/Chief Executive Officer (the "CEO") and the President/Chief Operating Officer ("President") of Plexus; compensation decisions as to all other Company officers are recommended by the CEO and the President, subject to approval by the Committee. Plexus' other compensation programs, such as the Savings Plan and the Option Plans, are either originated or approved by the Committee; the Committee grants stock options under the Option Plans.

         Plexus' policy, which the Committee adheres to, is to fairly compensate individuals for their contributions to Plexus, but also to provide value to Plexus' shareholders and to consider the ability of Plexus to fund any compensation decisions, plans or programs. The Committee believes that fair compensation packages are necessary to attract and retain qualified executive officers. To be effective in attracting and retaining competent individuals, compensation packages must balance short-term and long-term considerations, as well as provide incentives to individuals based upon the performance of Plexus. For the past several fiscal years, the Committee has evaluated compensation of Plexus executive officers in the context of continuing growth, but also the continuing need for capital to support that growth and the occasional effect on earnings of that growth. The Committee historically had not retained outside consultants, or relied in a significant fashion upon outside market surveys specifically commissioned by Plexus. However, in fiscal 1997, Plexus engaged outside consultants to assist it in evaluating compensation company-wide (including executive officers), and the Committee reviews published survey information.

         In determining the compensation of the CEO, the Committee reviews numerous factors, although most of these factors are not subject to quantification or specific weight. The primary factors reviewed, in no particular order, are the importance of the individual's contribution to Plexus' strategic planning and long-term success; special projects and tasks undertaken by the individual during the preceding year; acquisition-related activities and efforts; and performance of Plexus' sales and earnings. In addition, the Committee also reviewed a sampling, which it believed to be representative, of compensation paid by other companies in Plexus' geographic area, comparable companies in the electronics manufacturing services industry and numerous published surveys. This group of companies did not coincide with the more extensive list of companies in the NASDAQ electronics components sector used in the following performance graph. Plexus generally has a March/April annual review cycle for its employees, including key executives. New salaries become effective at the time of the review.

         In establishing the CEO's fiscal 1999 compensation, the Committee noted his roles as Plexus chief strategic planner and his general executive duties. The Committee also reviewed salaries paid to CEO's in other companies in the geographic area and the industry. The compensation for fiscal 1999 was determined in part in the April 1998 review, and in part in the April 1999 review. In its April 1998 review, the Committee had available full fiscal 1997 sales and net income information, which indicated full year increases of 22% and 121%, respectively, over fiscal 1996. Also, for the quarter ended December 31, 1997, Plexus' net sales and net income had increased 10% and 31%, respectively, over the same fiscal 1997 period. Based on these factors, and the Committee's perception of the CEO's performance from a non-quantitative perspective, the Committee approved a 9% salary increase for the CEO effective April 1998. In its April 1999 review, the Committee had available full fiscal 1998 sales and net income information, which indicated full-year increases of 3% and 17%, respectively, over fiscal 1997. For the quarter ended December 31, 1998, Plexus' net sales and net income increased 6% and 42%, respectively, over the same fiscal 1998 period. Based on both quantitative and non-quantitative factors, including his efforts in connection with fiscal 1999 acquisitions, the Committee approved a 25% salary increase for the CEO effective April 1999. In both cases, the Committee also considered the payments made on the CEO's behalf pursuant to the special retirement benefits established in 1996.

         The Committee determined it would be in Plexus' best interests to provide its executive officers with a tangible performance-based incentive beyond that contained in the Option Plan. Such a bonus arrangement would further motivate officers to continue the improved performance, and provide specific non-market criteria to evaluate performance. Effective since fiscal 1998, bonuses have been determined 40% by reference to earnings per share, 40% by sales growth, and 20% by individual performance. The possible ranges of bonus, if targets are met, are from 10% to 80% of base salary for executive officers, which amounts are chosen in advance by the Committee and may vary from person to person, and year to year.

         For fiscal 1999, for the target bonus to be earned, Plexus was required to increase pre-bonus earnings per share to $1.66 per share (approximately a 36% increase over fiscal 1998) and corporate sales growth over fiscal 1998 equal to at least 17%. (All targets and results which are presented exclude the pre-merger effects of the SeaMED merger and pooling restatement.) If these were met, the CEO would earn a bonus of 40% of his salary; for results above or below target, bonus (if any) would vary between 0% and 80%. The Committee believed that both targets were very aggressive. In fact, Plexus achieved pre-bonus fully-diluted earnings per share of approximately $1.60 (approximately a 31% increase over fiscal 1998) and sales growth of approximately 12%. Because the target numerical goals were not fully achieved in fiscal 1999, the Committee awarded reduced bonuses. Therefore, the CEO earned a bonus of 24% of salary, which equaled 60% of the maximum bonus which could be earned based on the 40% target bonus adopted for fiscal 1999.

         The Committee believes that the Option Plan provides participants with a long-term incentive to increase the overall value of Plexus by providing them with a stake in the increasing value of its common stock on a long-term basis. Consistent with this approach, the Committee granted to the CEO options for 20,000 shares during fiscal 1999. Previously, the Committee granted the CEO options for 25,000 shares in fiscal 1998 and 44,000 shares in fiscal 1997. The 1999 award level reflects the Committee's determination to grant the CEO a slightly decreased number of options in view of the size of the increase in his cash compensation. The comparison between fiscal 1997 and later years is affected by Plexus' two-for-one stock split in August 1997.

         The Committee also believes that the Savings Plan provides an additional stock-based incentive. Although employees, including the CEO, may choose from a variety of investment funds for their contributions under the Savings Plan, company matching contributions on behalf of participants are made to Plexus Stock Fund of the Savings Plan, having the effect of increasing the participants' stock ownership. The Committee further believed that a supplemental retirement arrangement with the CEO was appropriate, and therefore entered into the Supplemental Retirement Agreement with the CEO described above under "Executive Compensation - Special Retirement Arrangements."

         The factors used to determine other executive officers' compensation are essentially the same as those used for the CEO. As with the CEO, Messrs. Nussbaum, Foate, Sabol and Kronser, and other executive officers, were considered for salary increases effective in April 1998 and April 1999. Increases in executive officers' salaries (other than the CEO) in April 1998 varied from 0% to 11% and in April 1999 varied from 5% to 40%. (The largest increase also reflects a promotion and significant increase in responsibilities.) The increases varied depending upon the Committee's view of the adequacy of the particular officers' compensation compared to that officer's performance and duties, especially when those duties significantly changed since the last salary increase, and expected changes in circumstances in the coming year. For fiscal 1999, all eligible executive officers received a bonus under the Bonus Plan equaling from 18% to 24% of base salary, depending upon individual performance. The Committee also approved stock option awards during fiscal 1999 for most of the other executive officers of Plexus, which awards varied from 4,000 to 20,000 shares. The number of shares subject to options granted to executive officers was generally the same or greater than the number granted upon ordinary grants in the preceding fiscal year, with appropriate changes to reflect the Committee's perception of individual circumstances. Plexus has also entered into a supplemental retirement agreement with Mr. Nussbaum, as described above.

         The Committee believes that it is highly unlikely that the compensation of any executive officer, including the CEO, will exceed $1 million in any fiscal year. Therefore, except with respect to the Option Plan, it has not taken any action with respect to the provisions of Section 162 of the Internal Revenue Code which limits the deductibility of compensation to certain executive officers of over $1 million in any fiscal year. Because of the shareholders' approval of the Option Plan, and assuming approval of the 2000 Purchase Plan, the Committee believes that any compensation income under them would not be subject to the Internal Revenue Code's deduction limitation.

Members of the Compensation Committee:      David J. Drury, Chair
                                            Harold R. Miller
                                            Thomas J. Prosser


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No Plexus insiders are members of the Compensation Committee. None of the directors who are Committee members are employees of Plexus, have ever been employed by Plexus or any of its subsidiaries, and have other reportable relationships with Plexus.


                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on Plexus common stock with the NASDAQ Stock Market Index for U.S. Companies and the NASDAQ Stock Market Index for Electronics Components Companies, both of which include Plexus. The values on the graph show the relative performance of an investment of $100 made on September 30, 1994, in Plexus common stock and in each of the indices.

                      COMPARISON OF CUMULATIVE TOTAL RETURN


                                     [GRAPH]

----------------------------------------------------------------------------------------------------------------------------
                             1994             1995             1996             1997             1998             1999
----------------------------------------------------------------------------------------------------------------------------
PLEXUS                       100              156              138              661              365              576
----------------------------------------------------------------------------------------------------------------------------
 NASDAQ                      100              138              164              225              229              372
----------------------------------------------------------------------------------------------------------------------------
 NASDAQ/Electronics          100              199              237              417              332              683
----------------------------------------------------------------------------------------------------------------------------

                  APPROVAL OF 2000 EMPLOYEE STOCK PURCHASE PLAN

         Plexus shareholders are being asked to approve the Plexus Corp. 2000 Employee Stock Purchase Plan. The Board of Directors approved the 2000 Purchase Plan on November 10, 1999, subject to shareholder approval. A copy of the 2000 Purchase Plan is attached as Exhibit A. Descriptions in this Proxy Statement of provisions of the 2000 Purchase Plan are qualified in their entirety by reference to the complete text of the 2000 Purchase Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PLEXUS SHAREHOLDERS VOTE FOR APPROVAL OF THE 2000 PURCHASE PLAN.

GENERAL

         The purpose of the 2000 Purchase Plan is to provide Plexus employees with a convenient and attractive opportunity to acquire shares of Plexus common stock, or increase their Plexus stock ownership. The Board believes that increased ownership gives employees an incentive specifically linked to the performance of the common stock, helping them become further identified with shareholders of Plexus. The 2000 Purchase Plan is intended to supplement the incentives which are provided under Plexus' stock option plan, and extend those incentives to all employees. It is Plexus' intention to have the 2000 Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

         Most employees of Plexus and its subsidiaries are eligible to participate in the 2000 Purchase Plan. An employee is eligible to participate in the 2000 Purchase Plan if he or she is employed as of the commencement date of an offering, except for certain part-time personnel, temporary employees, independent contractors and persons employed for 90 or fewer days. Non-employee directors will not participate in the 2000 Purchase Plan. Plexus currently estimates that the number of employees eligible to participate in the 2000 Purchase Plan is approximately 3,000.

         Plexus does not currently have any employee benefit plans which are substantially similar to the 2000 Purchase Plan. Plexus does maintain an employee stock option plan under which officers and key employees may be granted options to purchase shares of Plexus common stock. At September 30, 1999, options for approximately 1.9 million shares were outstanding under the option plan, and Plexus may grant options for an additional 1.9 million shares. There were also options for approximately 200,000 shares outstanding under the former option plan of a company which Plexus acquired during fiscal 1999; no additional options may be granted under that plan. Because the level of benefits under the 2000 Purchase Plan will depend upon an individual's election and may be reduced as a result of the extent of participation by others, the benefits which could be received by executive officers or any other individuals under the 2000 Purchase Plan cannot be determined at this time.

         The 2000 Purchase Plan will be administered by the Board which may delegate its role to a committee, as it may determine. The Board therefore may delegate to the Compensation Committee, composed of not less than three members of the Board of Directors. It is intended that members of the Committee will meet the requirements for "disinterested persons" as defined by Rule 16b-3 under the Securities Exchange Act of 1934. With respect to any employee subject to
Section 16(b) of the Securities Exchange Act, the Committee may impose such conditions on the grant or exercise of any rights hereunder necessary to satisfy the requirements of such statute or applicable regulations. The Board or the Committee may engage a qualified brokerage firm to assist in the administration of the 2000 Purchase Plan.

         The aggregate number of shares of Plexus common stock which may be issued pursuant to the 2000 Purchase Plan is 1,000,000. In the event of a stock dividend, stock split, merger, reorganization, or other similar change affecting the common stock, the Board will adjust the number of shares which may thereafter be issued under the 2000 Purchase Plan, and the number of shares, and the price therefor, under outstanding rights.

         The 2000 Purchase Plan is effective July 1, 2000, subject to shareholder approval, and will terminate on June 30, 2005, unless all shares authorized under the 2000 Purchase Plan have been purchased prior to that date. On that date, the 2000 Purchase Plan will expire, except as to rights then outstanding, which will remain in effect until they have been exercised or expired or otherwise terminated. The 2000 Purchase Plan may be terminated at any time by the Board of Directors. The Board of Directors may amend the 2000 Purchase Plan from time to time, but shareholder approval is required in certain circumstances.

PURCHASE OF SECURITIES UNDER THE 2000 PURCHASE PLAN

         There will be ten offerings of six months each pursuant to the 2000 Purchase Plan. The first offering will commence on July 1, 2000 and end on December 31, 2000. Thereafter, offerings will commence on each subsequent January 1 and July 1 and the final offering under this Purchase Plan shall commence on January 1, 2005 and terminate on June 30, 2005. The final offering would be earlier if all available shares are purchased in earlier offerings. In order to become eligible to purchase shares, an employee must sign an enrollment agreement, and any other necessary papers on or before the commencement date of the particular offering in which the employee wishes to participate. Participation in one offering under the 2000 Purchase Plan neither limits, nor requires, participation in any other offering.

         At the time a participant authorizes a payroll deduction, the participant shall elect to have deductions made from his or her compensation on each payday during the time the participant is a participant in an offering, at a percentage of the participant's base pay as set from time to time. However, the percentage may not exceed 10%. An employee may pay for shares to be purchased pursuant to the Purchase Plan only with money that has been deducted from the employee's paycheck pursuant to a payroll deduction authorization. Funds so deducted constitute that employee's "account," and while the funds allocated to an employee's account shall remain the property of the employee at all times, they may be commingled with Plexus' general funds.

         On each offering date, the 2000 Purchase Plan shall be deemed to have granted to the participant an option for as many full shares as he or she will be able to purchase with the payroll deductions credited to his account during participation in that offering. If the total number of shares for which options are to be granted on any date exceeds the number of shares then available under the Purchase Plan, then Plexus shall allocate the shares pro rata to participating employees. Payroll deductions will be reduced accordingly, and participating employees will be notified in writing of such reduction.

         The purchase price per share will be 85% of the lesser of the fair market value of the shares of Plexus common stock on the offering date or on the last business day of the offering. Fair market value means the mean between the highest and lowest sales price on that day reported on the Nasdaq Stock Market. If the Plexus common stock is traded on a stock exchange, the prices shall be as reported on such exchange. Shares of common stock are to be purchased from Plexus and no additional fees, commissions or other charges will be incurred by the employee. The closing sale price of Plexus common stock on January 3, 2000, as reported on the NASDAQ Stock Market, was $43.25.

         Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised the employee's option on that date and shall be deemed to have purchased from Plexus the number of full shares as the employee's accumulated deductions will pay for at the option price. At the termination of each offering Plexus will automatically re-enroll a participating employee in the next offering, and any balance in the employee's account will be used in the new offering, unless the employee has advised Plexus otherwise. No interest will be paid or allowed on any money in the participant's account.

         No employee shall be permitted to subscribe for any shares under the 2000 Purchase Plan if the employee, immediately after such subscription, owns shares that account for 5% or more of the total combined voting power of Plexus or of its subsidiaries. In addition, each employee's purchases under the 2000 Purchase Plan in any calendar year are limited to shares having an aggregate fair market value of $25,000.

         An employee may withdraw from an offering at any time prior to the last business day of that offering by delivering a notice to Plexus. In that event, Plexus will refund the entire balance of the employee's account. Upon termination of employment for any reason whatsoever, including death or retirement, the balance in each employee's account shall be paid to the employee or such employee's estate. An employee who has withdrawn from an offering may not participate again in the offering from which the employee withdrew; however, the employee may participate in subsequent offerings.

         No employee will be permitted to sell or transfer or pledge either the payroll deductions credited to the employee's account or any rights with regard to the exercise of an option or to receive shares under the 2000 Purchase Plan, other than by will or the laws of descent and distribution. Any attempted sale, transfer or pledge by an employee will be treated as a withdrawal from the offering.

TAX CONSEQUENCES

         The 2000 Purchase Plan is not a "qualified plan" under Section 401(a) of the Internal Revenue Code. The 2000 Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The tax consequences to employees and to Plexus of the 2000 Purchase Plan are discussed below.

         In order to qualify for favorable tax treatment an employee eligible under the 2000 Purchase Plan must, at all times during the period beginning with the date of grant and ending three months before the option is exercised, be an employee of Plexus or its subsidiaries. If the employment condition is met, no tax liability results on the grant or exercise of an option under the Purchase Plan. The employee becomes liable for the tax on disposition of the stock.

         The required holding period for favorable tax treatment upon disposition of the stock is the later of two years after the option is granted, or one year after the stock is acquired. When stock is disposed of after this period, the employee realizes ordinary income to the extent of the lesser of (1) the amount by which the fair market value of the stock at the time the option was granted exceeded the option price (15% of the fair market value) or (2) the amount by which the fair market value of the stock at the time of disposition exceeded the option price. Any further gain is taxed at capital gain rates. If the sale price is less than the option price, there is no ordinary income and the employee has a long-term capital loss for the difference.

         When an employee sells the stock before the expiration of the required holding period, the employee recognizes ordinary income to the extent of the difference between the option price and the fair market value of the stock at the date the option was exercised regardless of the price at which the stock is sold. Thus, if the stock is sold for a price greater than the fair market value of the stock at the date the option was exercised, the tax effect is the same as described in the preceding paragraph. However, if the sale price is less than the fair market value of the stock at the date of exercise, the employee will also have a capital loss equal to such difference.

         Even though an employee who satisfies the required holding period will treat part of his or her gain on the disposition of stock as ordinary income, Plexus may not take a business deduction for such amount. However, where an employee disposes of stock before the end of the required holding period, the amount of income which the employee must report as ordinary income qualifies as a business deduction for Plexus in the year of disposition.

                              CERTAIN TRANSACTIONS

         The Company provides certain engineering design and development services for Memorylink Corp., a developer of electronic products. Messrs. Strandwitz and Pitner are directors and shareholders of Memorylink. Memorylink was billed $2,264,000 by Plexus in fiscal 1999 for those services; the amounts billed were determined in accordance with Plexus' standard charges. Memorylink's account payments were current throughout fiscal 1999, with $473,000 outstanding at September 30, 1999.

                                    AUDITORS

         The Board of Directors intends to reappoint the firm of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of Plexus for fiscal 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of shareholders to respond to appropriate questions and make a statement if they desire to do so.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals must be received by Plexus no later than September 20, 2000 in order to be considered for inclusion in next year's annual meeting proxy statement. In addition, Plexus bylaws provide that any proposal for action, or nomination to the Board of Directors, proposed other than by the Board of Directors must be received by Plexus in writing, together with specified accompanying information, at least 70 days prior to an annual meeting in order for such action to be considered at the meeting. The year 2001 annual meeting of shareholders is tentatively scheduled for March 7, 2001, and any notice of intent to consider other questions and/or nominees, and related information, must therefore be received by December 29, 2000. The purpose of the bylaw is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought.

                                        By Order of the Board of Directors



                                        Joseph D. Kaufman
                                        Secretary

Neenah, Wisconsin
January 17, 2000

         A COPY (WITHOUT EXHIBITS) OF PLEXUS' annual report to the Securities and Exchange Commission on Form 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999, was included in Plexus' 1999 Annual Report to Shareholders, WHICH ACCOMPANIES THIS PROXY STATEMENT. AN ADDITIONAL COPY WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF SHARES OF PLEXUS' common stock as of January 3, 2000, on the written request of such person DIRECTED TO: THOMAS B. SABOL, VICE PRESIDENT-FINANCE AND CFO, PLEXUS CORP., 55 JEWELERS PARK DRIVE, P.O. BOX 156, NEENAH, WISCONSIN 54957-0156.

                                                                       EXHIBIT A

                                  PLEXUS CORP.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

Plexus Corp. (the "Company") establishes its Employee Stock Purchase Plan as follows:

         1. PURPOSE OF THE PLAN; EFFECTIVE DATE. The purpose of this Plan is to provide eligible employees of the Company who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. This Plan shall become effective July 1, 2000, subject to approval by the shareholders of the Company.

         2. DEFINITIONS.

         2.1 "Compensation" means gross cash compensation, including wages, bonuses, overtime payments, payments for incentive compensation, and other special payments except to the extent that any such item is specifically excluded by the Board of Directors of the Company (the "Board") or a committee appointed by the Board.

         2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his or her paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

         2.3 "Shares" means the issued or unissued shares of the common stock, $.01 par value, of the Company.

         2.4 "Fair Market Value" means the mean between the highest and lowest sale prices on such date for sales made and reported through the National Market System of the National Association of Securities Dealers or such national stock exchange on which such stock may then be listed and which constitutes the principal market for such stock, or, if no sales of stock shall have been reported with respect to that date, on the next preceding date with respect to which sales were reported.

         3. EMPLOYEES ELIGIBLE TO PARTICIPATE. An employee of the Company or any of its subsidiaries who is in the employ of the Company on one or more offering dates is eligible to participate in the Plan, provided that the employee has been employed by the Company for 90 days as of the commencement date of an offering, except: (a) employees whose customary employment is less than 20 hours per week; (b) employees whose customary employment is for not more than five months in any calendar year; and (c) independent contractors, individuals employed through contract employment agencies or companies, interns, or any other temporary type worker. With respect to any employee subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company may impose such conditions on the grant or exercise of any rights hereunder necessary to satisfy the requirements of such statute or applicable regulations.

         4. OFFERINGS. Generally, there will be ten separate consecutive six-month offerings pursuant to the Plan. The first offering shall commence on July 1, 2000 and extend through December 31, 2000. Thereafter, offerings shall commence on each subsequent January 1 and July 1, and the final offering under this Plan shall commence on January 1, 2005 and terminate on June 30, 2005. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement, and any other necessary papers on or before the commencement date of the particular offering in which he wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

         5. PRICE. The purchase price per share shall be the lesser of (1) 85% of the Fair Market Value of the stock on the offering date; or (2) 85% of the Fair Market Value of the stock on the last business day of the offering.

         6. OFFERING DATE. The "offering date" as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by the Board or a committee appointed by the Board.

         7. NUMBER OF SHARES TO BE OFFERED. Subject to adjustment as provided herein, the number of Shares that may be issued under the Plan shall not exceed 1,000,000 Shares (as such number may be adjusted by any stock split, dividend or similar change in the Company's capital stock approved by the Board of Directors). The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

         8. PARTICIPATION.

         8.1 An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and filing it with the Human Resources Department prior to the commencement of the offering to which it relates.

         8.2 Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

         9. PAYROLL DEDUCTIONS.

         9.1 At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at a percentage of his Compensation as may be from time to time set by the Board or a committee appointed by the Board; provided such percentage shall not exceed 10%.

         9.2 All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for Shares be made other than by payroll deduction.

         9.3 A participant may discontinue his participation in the Plan and receive the entire balance of his deductions as provided in Section 14, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his payroll deductions for that offering.

         10. GRANTING OF OPTION. On the offering date, this Plan shall be deemed to have granted to the participant an option for as many full and/or fractional shares as he will be able to purchase with the payroll deductions credited to his account during his participation in that offering. Notwithstanding the foregoing, no participant may purchase stock the fair market value of which exceeds $25,000 during any calendar year.

         11. EXERCISE OF OPTION. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full and/or fractional shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price.

         12. EMPLOYEE'S RIGHTS. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company. Neither the adoption of this Plan nor the granting of rights pursuant to it shall be deemed to create any right in any employee to be retained or continued in the employment of the Company or any subsidiary.

         13. EVIDENCE OF STOCK OWNERSHIP.

         13.1 Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

         13.2 The participant may direct, by written notice to the Company at the time of his enrollment in the Plan, that his ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

         13.3 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the US Internal Revenue Code of 1986, as amended (the "Code")) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that as stock certificate be issued and delivered to him.

         13.4 A participant who is not subject to payment of U.S. income taxes may move his shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

         14. WITHDRAWAL.

         14.1 An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

         14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next offering following his withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 he may not re-enter the Plan before the beginning of the second offering following his withdrawal.

         15. CARRYOVER OF ACCOUNT. At the termination of each offering the Company shall automatically re-enroll the employee in the next offering, and the balance in the employee's account shall be used for option exercises in the new offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee's account shall be refunded to him.

         16. INTEREST. No interest will be paid or allowed on any money in the accounts of participating employees.

         17. RIGHTS NOT TRANSFERABLE. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

         18. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or his estate.

         19. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights under any offering already completed under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase the total number of Shares to be offered unless shareholder approval is obtained therefor. If the Plan is terminated during an offering, the balance in the accounts of participating employees shall be paid to the employees.

         20. CHANGES IN CAPITALIZATION. In the event of reorganization, recapitalization, stock split, dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of Shares available for purchase under the Plan, and in the number of Shares which an employee is entitled to purchase under any outstanding option.

         21. SHARE OWNERSHIP. Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any Shares under the Plan if such employee, immediately after such subscription, owns shares (including all Shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations.

         22. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Board may delegate any or all of its authority hereunder to such committee as it may designate.

         23. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Human Resources Department of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         24. TERMINATION OF THE PLAN. This Plan shall terminate at the earliest of the following: (a) June 30, 2005; (b) the date the Board acts to terminate the Plan in accordance with Section 19 above; or (c) the date when all shares reserved under the Plan have been purchased.

         25. LIMITATION ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under this Plan at any time he chooses, subject to compliance with any applicable federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

         26. GOVERNMENTAL REGULATION AND REGISTRATION OF SHARES. The Company's obligation to sell and deliver shares of the Company's common stock under this plan is subject to the approval of, or registration of shares of common stock with, applicable governmental authorities required in connection with the authorization, issuance, or sale of such shares.

--------------------------------------------------------------------------------


                                     PLEXUS CORP.

                     PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints Peter Strandwitz, John L. Nussbaum and Joseph D. Kaufman, and any of them, proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the annual meeting of shareholders of Plexus Corp. to be held at the Park Plaza Valley Inn, located at 123 East Wisconsin Avenue, Neenah, Wisconsin, on Wednesday, March 1, 2000 at 10:00 a.m. Central Time, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

        (1)ELECTION OF DIRECTORS:
             FOR all nominees listed below [ ]                 WITHHOLD AUTHORITY [ ]
             (except as specified to the contrary below)       to vote for all nominees listed below




                       David J. Drury, Dean A. Foate,Harold R. Miller, John L. Nussbaum,
                    Thomas J. Prosser, Agustin A. Ramirez, Peter Strandwitz, Jan K.Ver Hagen

         (INSTRUCTION: To withhold authority to vote for any individual nominee, please print that nominee's name on the following line.)

         -----------------------------------------------------------------------


           (2) APPROVAL OF THE PLEXUS CORP. 2000 EMPLOYEE STOCK PURCHASE
               PLAN:

                   FOR   [ ]       AGAINST   [ ]       ABSTAIN   [ ]


           (3) In their discretion on such other matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the annual meeting, receipt of which is hereby acknowledged.

                     (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU DO NOT PROVIDE A DIRECTION, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL (1) AND "FOR" PROPOSAL (2).

                                            Dated .................. , 2000


                                            ...............................
                                             (Please sign exactly as name
                                                   appears at left.)


                                            ...............................
                                            (If stock is owned by more than
                                            one person, all owners should
                                            sign. Persons signing as
                                            executors, administrators,
                                            trustees or in similar
                                            capacities should so indicate.)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------